USA FINANCE, INC.
                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         THIS AGREEMENT amends and restates the Stockholders' Agreement dated March 26, 1996 and is entered into as of December 5, 1996, by and among USA Finance, Inc., formerly known as "LMI Acquisition Corp." ("USA Finance") and those stockholders of USA Finance identified on Schedule 1 and Schedule 2 attached hereto and made part hereof (in the aggregate, the "Stockholders").

         WHEREAS, the Stockholders identified in Schedule 1 and Schedule 2, either directly or beneficially collectively, own a majority of the outstanding shares of common stock of USA Finance (the "Shares") and, for their mutual protection, desire to assure continuity in the management of the Corporation,

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the Stockholders hereby agree as follows:

         1. Election of Directors.

            (a) Each Stockholder agrees that upon each election of directors of USA Finance, he will vote his Shares for the election of at least four (4) directors as follows: three (3) persons designated by the record owners set forth on Schedule 1 hereto ("Historic LMI Stockholders") and MARK MARGOLIS shall be designated as a director by the record owners set forth on Schedule 2 hereto ("Historic Gold Coast Stockholders"). Upon the resignation, removal or death of a director, the Stockholder(s) responsible for the designation of that director shall designate a person to fill the vacancy and the Stockholders agree to vote their Shares for the election of that person to the vacancy. This Section shall apply to all Shares beneficially owned by any Stockholder and as to which he has voting power as determined in accordance with Regulation 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

            (b) The designee of Sands Brothers & Co., Ltd. ("Sands") pursuant to the terms of the Financial Advisory Agreement entered into on August 14, 1996 with Sands is approved by all parties hereto as a director however, for the purposes of this Agreement shall not be considered a designee of either the Historic Gold Coast Stockholders or the Historic LMI Stockholders.

         2. Voting Arrangements Regarding Certain Corporate Governance Provisions. During the term of this Agreement, the Stockholders must either vote, or refrain from voting, their Shares in connection with the following transactions or events:

            (a) The Directors designated by the Historic LMI Stockholders will not vote in favor of any of the eight (8) transactions or events enumerated in this paragraph 2(a) unless the designee of the Historic Gold Coast Stockholders votes in favor of such transactions or events. These transactions or events shall include: (i) any merger, consolidation, acquisition or disposition of assets with a fair market value of more than ten percent (10%) of the existing assets of USA Finance or any subsidiaries; (ii) the declaration of any cash, property or stock dividends


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to the Stockholders of USA Finance and any subsidiaries; (iii) the issuance of any securities of USA Finance or any subsidiaries (including for this purpose the issuance of all derivative securities which may be exercised or converted into shares of the common stock of USA Finance); (iv) the assumption or incurring of indebtedness of greater than $50,000.00 or the entering into any agreement or assumption of any obligation that imposes upon USA Finance or any subsidiaries an aggregate responsibility to pay an amount of greater than $50,000.00; (v) all elections or appointments of directors; (vi) appointment of executive officers; (vii) establishment and payment of executive salaries; and
(viii) any transactions between USA Finance or any subsidiary and any affiliate, director, officer or related party thereof.

            (b) All management and executive employees of USA Finance shall be required to sign a Confidentiality and Non-Competition Agreement in the usual and customary form.

            (c) Transactions between USA Finance or any subsidiaries and any officers, directors, Stockholders, affiliates or related parties hereof shall only be conducted on an arm's-length basis and on terms no less favorable to USA Finance or its subsidiaries, as the case may be, than could be obtained from non-related third parties.

            (d) USA Finance and any subsidiaries shall maintain insurance against hazards and risks and liabilities to persons and properties including products liability to the persons and properties including products liability to the extent customary for companies engaged in similar businesses.

         3. Restrictive Legend. To effectuate this Agreement, all certificates for the Shares shall bear the following restrictive legend:

            "The Shares represented by this certificate are subject to an Amended and Restated Stockholders Agreement dated December 5, 1996, among certain Stockholders of the Company."

         4. Term of Agreement. This Agreement shall continue in full force and effect until March 28, 2001. However, in the event that the Historic LMI Stockholders (including for this purpose each of their heirs, administrators, successors or assigns) no longer continue to own at least twenty-five percent (25%) of the number of Shares owned by them in the aggregate as of even date herewith, then the Historic Gold Coast Stockholders shall have option to terminate this agreement upon thirty (30) days' notice.

         In the event that the Historic Gold Coast Stockholders (including for this purpose each of their heirs, administrators, successors or assigns) no longer continue to own at least twenty-five percent (25%) of the number of Shares owned by them in the aggregate as of even date herewith, then the Historic LMI Stockholders shall have the option to terminate this Agreement upon thirty (30) days' notice.

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


         5. Miscellaneous.

            (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            (b) This Agreement shall be binding upon, and shall operate solely for the benefit of the Stockholders who hold Shares to which this Agreement applies, and their respective successors. This Agreement shall not apply and shall provide no rights, responsibilities or benefits to a transferee or of any the Shares beneficially owned by any of the Stockholders.

            (c) This Agreement contains the entire agreement of the parties hereto and all prior understanding and agreements, whether written or oral, between the parties are merged into this Agreement. This Agreement cannot be altered, amended, supplemented, modified or terminated except by an instrument in writing signed by all of the Stockholders.

            (d) Should it become necessary for any Stockholder to institute legal action to enforce the terms and conditions of this Agreement, the successful Stockholder shall be awarded a reasonable attorneys' fee, which shall include a reasonable attorneys' fee for any appellate proceedings, expenses, including any accounting expenses, and costs.

            (e) The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            (f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

STOCKHOLDERS:


/s/ Andrew Panzo                                  /s/ Steven Margolis
---------------------------------------------     -----------------------------
Andrew Panzo                                      Steven Margolis


                                                  /s/ Mark Margolis
---------------------------------------------     -----------------------------
American Maple Leaf Financial Corporation         Mark Margolis


By: /s/ Andrew Panzo
    -----------------------------------------
    Andrew Panzo

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                                                             Number of Share
Schedule 1                                                   Beneficially Owned
----------                                                   ------------------

Historic LMI Stockholders:

         Andrew Panzo                                        937,500

         American Maple Leaf Finance Corporation             436,928


Schedule 2
----------

Historic Gold Coast Stockholders:

         Steven Margolis                                     526,667

         Mark Margolis                                       493,333

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